UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2017

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address of principal executive offices) (zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Peter H. Kesser resigned from his positions as the Senior Vice President, General Counsel and Secretary of Verso Corporation (“Verso”) and as a director and the Senior Vice President, General Counsel and Secretary of Verso’s subsidiaries. On the same date and in connection with his departure, Verso and Mr. Kesser entered into a separation agreement under which Verso agreed to provide certain payments and other benefits to Mr. Kesser. These payments and benefits include the following:

•	$624,750, payable in 12 equal monthly installments, as compensation for the performance of his obligations under a confidentiality and non-competition agreement with Verso (the “CNC agreement”);

•	$357,000 as severance under Verso’s severance policy;

•	$196,288 as a contribution equivalent to two years of lost retirement benefits to his Verso deferred compensation plan account;

•	$110,943 as a prorated, discounted portion of his target-level annual incentive award payable under Verso’s incentive plan for 2017;

•	$49,877 (estimate) of premiums and administrative fees for 36 months (6 months fully subsidized and 30 months partially subsidized) of continued medical and dental insurance coverage for him and his eligible dependents;

•	$38,805 or a formula-based, to-be-determined amount, whichever is greater, in lieu of the issuance by Verso of 7,761 shares of Class A common stock upon the accelerated vesting of restricted stock units previously granted to him under Verso’s performance incentive plan;

•	$31,238 as the second installment of his retention bonus under Verso’s 2016 retention plan; and

•	at least $81,417 consisting of housing and relocation subsidies and payments in lieu of his prorated 2017 contribution under Verso’s supplemental salary retirement program, unused vacation time, executive-level outplacement services, a fully paid, two-year individual term life insurance policy, and his remaining allowance under Verso’s executive financial counseling policy for the current program year.

The total value of these payments and other benefits is approximately $1.5 million. Mr. Kesser also is entitled to his accrued, vested benefits under Verso’s retirement and deferred compensation plans. Mr. Kesser provided Verso with a release of claims and agreed to comply with certain non-competition, non-solicitation and other covenants under the separation agreement and the CNC agreement.

The foregoing summary of the separation agreement between Verso and Mr. Kesser does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Separation agreement, dated June 30, 2017, between Verso Corporation and Peter H. Kesser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017

VERSO CORPORATION

By:	/s/ B. Christopher DiSantis
B. Christopher DiSantis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation agreement, dated June 30, 2017, between Verso Corporation and Peter H. Kesser.